MINTZ & PARTNERS LLP                                   200-1 Concorde Gate
                                                       North York, ON M3C 4G4
                                                       T. 416.391.2900
                                                       F. 416.391.2748
                                                       Web Site: www.mintzca.com



January 31, 2008





United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A



To Whom It May Concern:

RE: ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.


This is to confirm that Mintz & Partners, LLP (having merged effective January 29, 2008 with Deloitte & Touche LLP) confirms that it agrees with the disclosure contained in the report of Environmental Solutions Worldwide Inc. filed on Form 8-K entitled "Changes in Registrant's Certifying Accountant".


Yours truly,

/s/ MINTZ & PARTNERS LLP
-------------------------

A Pre-decessor firm to Deloitte & Touche LLP
Per: Elliott Jacobson, C.A.
Partner
EJA: pds

Direct Line:      416-644-4356
Fax Line:         416-644-4357
Email:            elliott_jacobson@mintzca.com